Exhibit 16.1

REF:	KPA:BPL:PRIM5601

September 27, 2012

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington D.C. 20549

Ladies and Gentlemen:

We have read the statements made by Prima BioMed Ltd set forth in Item 16F of the annual report on Form 20-F as filed with the Securities and Exchange Commission.

We agree with the statements concerning our Firm in such Form 20-F.

Yours sincerely

KEVIN P ADAMS

Director

MDHC Audit Assurance Pty Ltd